Exhibit 10.10

THIS AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATIONS UNDER THE 1933 ACT) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), NONE OF THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of the ______ day of ____________________, 2007 by and between Arkanova Energy Corporation, a Nevada corporation (the “Company”), and the investor indicated on the signature page hereof (the “Investor”).

WHEREAS:

A.           The Company and the Investor are executing and delivering this Agreement in reliance upon the exemptions from securities registration afforded by the provisions of Regulation S (“Regulation S”), as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended; and

B.           The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement, one or more promissory notes (each, a “Note”) in the aggregate principal amount of $1,000,000 (the “Principal Amount”), bearing interest at the rate of 10.0% per annum in the form attached hereto as Exhibit A (the “Aggregate Offering”).

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

(a)

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person;

(b)	“Business Day” means a day, other than a Saturday or Sunday, on which banks in Houston, Texas are open for the general transaction of business;

(c)	“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry;

(d)

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

(e)

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents;

(f)

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein;

(g)	“Purchase Price” means the price paid for the Note set forth on the signature page hereof. Wire instructions for the payment of the Purchase Price are provided in Exhibit B attached hereto;

(h)	“SEC” means the United States Securities and Exchange Commission;

(i)	“Subsidiaries” means the wholly-owned or majority owned subsidiaries of the Company;

(j)	“Transaction Documents” means this Agreement and the Note;

(k)	“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder; and

(l)	“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.           Purchase and Sale of the Notes; Security. Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall sell and issue to the Investor, a Note in the Principal Amount in exchange for the Purchase Price. The Investor shall be permitted to maintain a security interest in the oil, gas and mineral leases owned by the Company and covering acreage in Phillips and Monroe County, Arkansas, and any and all wells located on the acreage covered by said leases that are owned and operated by the Company, right-of-ways and easements and the Company’s share of production obtained from such wells (the “Security Interest”), as more fully set forth in Paragraph 7(d) hereof.

3.           Closing. There shall be no formal closing ceremony with respect to the transactions contemplated by this Agreement. Instead, the parties shall execute and exchange the Transaction Documents by facsimile and email and the closing of the transactions contemplated by this Agreement shall be deemed to have occurred (the “Closing”) on the date (the “Closing Date”) that the Company receives the Purchase Price in full. There may be multiple Closings.

4.           Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth in any schedules delivered herewith (collectively, the “Disclosure Schedules”):

(a)

Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect;

(b)

Authorization. The Company has full power and authority and, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) authorization of the performance of ail obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance and delivery of the Note. The Transaction Documents constitute the legal, valid and binding obligations of the

Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally;

(c)

Valid Issuance. The Notes have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws;

(d)

Consents. The execution, delivery and performance by the Company of the Transaction Documents, and the offer, issuance and sale of the Notes require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws, and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods;

(e)

Use of Proceeds. The net proceeds of the sale of the Notes hereunder shall be used by the Company for acquisition of oil and gas leases in Phillips and Monroe Counties, Arkansas, and for general working capital purposes;

(f)

No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Notes will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof, or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (b) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject;

(g)

Litigation. There are no pending actions or suits against or affecting the Company or any of its properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated;

(h)

No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation S) in connection with the offer or sale of any of the Notes;

(i)

No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Regulation S for the exemption from registration for the transactions contemplated hereby or would require registration of the Notes under the 1933 Act; and

(j)	Private Placement. The offer and sale of the Notes to the Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act.

5.	Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

(a)

Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Notes pursuant to this Agreement;

(b)

Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally;

(c)

Purchase Entirely for Own Account. The Note to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view t the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Note in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Note for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered;

(d)

Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Notes and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby;

(e)

Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Notes.

(f)

No Reliance. The Investor has not relied upon the Company or its directors and officers, or the Company’s legal counsel or advisors for investment, legal or tax advice, including advice with respect to the hold periods and resale restrictions imposed upon the Notes by the securities legislation in the jurisdiction in which the Investor resides, and has, if desired, in all cases sought the advice of the Investor’s own personal investment advisor, legal counsel and tax advisors, and the Investor is either experienced in or knowledgeable with regard to the affairs of the Company or, either alone or with its professional advisors, is capable by reason of knowledge and experience in financial and business matters in general, and investments in particular, of evaluating the merits and risks of an investment in the Notes, and it is able to bear the economic risk of an investment in the Notes and can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with the investment;

(g)

Restricted Securities. Such Investor understands that the Notes are characterized as “restricted securities” under the U.S. federal securities laws and have not been registered under the 1933 Act or under any state or “blue sky” laws of the United States, and are being offered in a transaction not involving any public offering within the meaning of the 1933 Act, and unless so registered, may not be offered or sold in the United States or to U.S. Persons as defined in Regulation S promulgated under the 1933 Act, and in each case only in accordance with applicable securities laws;

(h)	Further Representations and Acknowledgements. The Investor further represents and acknowledges that

(i)	The Investor is not a “U.S. Person” as that term is defined in Regulation S,

(ii)	The Investor is located outside the United States,

(iii)	The investor is not aware of any advertisement of any of the Notes to be issued hereunder,

(iv)

The Investor will not acquire the Note as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of the Notes which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Notes; provided, however, that the Investor may sell or otherwise dispose of the Notes pursuant to registration under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein,

(v)

The Investor agrees that the Company will refuse to register any transfer of the Notes not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state securities laws, and

(vi)

The Investor understands and agrees that offers and sales of any Note prior to the expiration of a period of one year after the date of transfer of the Notes (the “Distribution Compliance Period”), shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with all applicable securities laws;

(i)

No Hedging Transactions. The Investor understands and agrees not to engage in any hedging transactions involving the Notes prior to the end of the Distribution Compliance Period unless such transactions are in compliance with the provisions of the 1933 Act;

(j)

Restrictions on Transfer. The Investor hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein.

(k)

Legends. It is understood that, except as provided below, certificates evidencing the Notes will bear the following or any similar legend, as well as the legend required by any state authority if required in connection with the issuance of sale of the Notes,:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR OTHER APPLICABLE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR

INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS S, RULE 901 THROUGH RULE 905, AND PRELIMINARY NOTES UNDER THE U.S. SECURITIES ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

(l)	No General Solicitation. Such Investor did not learn of the investment in the Notes as a result of any public advertising or general solicitation.

(m)

Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

6.	Conditions to Closing:

(a)

Conditions to the Investor’s Obligations. The obligation of the Investor to purchase the Notes at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor

(i)

The representations and warranties made by the Company in Section 4. hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or Warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4. hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date,

(ii)

The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Notes, and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect, and

(iii)

No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents;

(b)

Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Notes at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company

(i)

The representations and warranties made by the Investor in Section 5. hereof shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investor shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date, and

	(ii)	The Investor shall have paid the Purchase Price to the Company.

(c)	Termination of Obligations to Effect Closing; Effects.

	(i)	The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

		(A)	Upon the mutual written consent of the Company and the Investor,

		(B)	By the Company if any of the conditions set forth in Paragraph 6(b) shall have become incapable of fulfillment, and shall not have been waived by the Company,

		(C)	By an Investor (with respect to itself only) if any of the conditions set forth in Paragraph 6(a) shall have become incapable of fulfillment, and shall not have been waived by the Investor, or

(D)	By either the Company or the Investor if the Closing has not occurred on or prior to May 31, 2007 provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.	Covenants and Agreements of the Company:

(a)

Reports. The Company will furnish to the Investor and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investor and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investor, or to advisors to or representatives of the Investor, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and the Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto;

(b)

No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investor under the Transaction Documents;

	(c)	Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities;

(d)

Security Interest. The Company shall cooperate with the Investor in all reasonable respects in connection with the establishment and maintenance of the Security Interest. The Company agrees to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of the Security Interest. The Company shall be responsible for the payment of all costs and expenses reasonably incurred by Investor in connection with the preparation of any documents, instruments or agreements required to create or perfect the Security Interest and for all filing fees related thereto; and

(e)	Termination of Covenants. The provisions of Paragraphs 7(a) through 7(d) shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Note terminate.

8.	Survival and Indemnification:

(a)

Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement until the repayment in full of the Note;

(b)

Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

(c)

Conduct of Indemnification Proceedings. Promptly after receipt by a Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8(b), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not he unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9.	Miscellaneous:

(a)

Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable, provided, however, that an investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring the Notes in a private transaction without the prior written consent of the Company, after notice duly given by such Investor to the Company. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement;

(b)

Counterparts: Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original;

	(c)	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement;

(d)

Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Arkanova Energy Corporation
Suite 300
21 Waterway Avenue
The Woodlands TX 77381 Fax: 281-363-2788
Attention: President

If to the Investor:

To the Address for Notice as
provided on the signature page
hereof.

(e)

Expenses. The parties hereto shall pay their own costs and expenses in connection herewith. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings;

(f)

Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Paragraph shall be binding upon each holder of any Notes purchased under this Agreement at the time outstanding, each future holder of all such Notes, and the Company;

(g)

Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investor without the prior consent of the Company (in the case of a release or announcement by the Investor) or the Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investor, as the case may be, shall allow the Investor or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance;

(h)

Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect;

(i)

Entire Agreement. This Agreement, including the exhibits and any disclosure schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof;

(j)

Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained;

(k)

Governing Law: Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Courts of the State of Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO

THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

ARKANOVA ENERGY CORPORATION

Per:

           Authorized Signatory

THE INVESTOR

By:

           Authorized Signatory

Print Name: __________________________________________
Print Title (if applicable): ________________________________

Principal Amount of Note purchased: ____________________________________________________

ADDRESS FOR NOTICE

C/o: _____________________________________________________
Street: ___________________________________________________
City/State/Zip: _____________________________________________
Attention: ________________________________________________
Tel: _____________________________________________________
Fax: _____________________________________________________

DELIVERY INSTRUCTIONS
(if different from above)

C/o: _____________________________________________________
Street: ___________________________________________________
City/State/Zip: _____________________________________________
Attention: ________________________________________________
Tel: _____________________________________________________

Exhibit A

THIS AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933 ACT) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

USD $ ______________________
ARKANOVA ENERGY CORPORATION
10% PROMISSORY NOTE

FOR VALUE RECEIVED, Arkanova Energy Corporation, a corporation organized and existing under the laws of the State of Nevada (the “Company”), promises to pay to _______________________________of _________________________________, the registered holder hereof (the “Holder”), the principal sum of __________________________________ United States Dollars on the Maturity Date (as defined below) and to pay interest on the principal sum outstanding from time to time in arrears at the rate of 10.0 % per annum (computed on the basis of the actual number of days elapsed and a year of 365 days), accruing from the date of initial issuance of this Note (the “Issue Date”), until payment in full of the principal sum has been made or duly provided for (whether before or after the Maturity Date).

          This Note is being issued pursuant to the terms of a Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”), to which the Company and the Holder (or the Holder’s predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.

          This Note is subject to the following additional provisions:

1.        Maturity Date. The term “Maturity Date” means the date occurring at any time after July 31, 2007 upon which the Holder demands payment of this Note in writing.

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2.        Prepayment Provisions. This Note may be prepaid in whole or in part at any time prior to the Maturity Date, without penalty. Any payment shall be applied as provided in Section 3. The Company further agrees that in the event that the Company does a subsequent debt or equity financing for United States Five Million and 00/100 Dollars (USD $5,000,000.00) or greater before the Maturity Date, the Company will repay the Note plus accrued interest from the proceeds of that financing.

3.        Application of Payments. Any payment made on account of the Note shall be applied in the following order of priority: (i) first, to accrued interest through and including the date of payment, and then (ii) to principal of this Note.

4.        Default. The Company shall be in default hereunder if any payment is not made in a timely manner, or within five days thereafter.

5.        Manner of Payments. All payments contemplated hereby to be made “in cash” shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). For purposes of this Note, the phrase “date of payment” means the date good funds are received in the account designated by the notice which is then currently effective.

6.        No Impairment; Direct Obligation. Subject to the terms of the Note Purchase Agreement, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, as herein prescribed. This Note is a direct obligation of the Company.

7.        Limited Recourse. No recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

8.        Restrictions on Resale. The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state blue sky or foreign laws or similar laws relating to the sale of securities.

9.        Notices. Any notice given by any party to the other with respect to this Note shall be given in the manner contemplated by the Note Purchase Agreement in the Section entitled “Notices.”

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10.      Applicable Laws. This Note shall be governed by and construed in accordance with the laws of the State of Texas. Each of the parties consents to the exclusive jurisdiction of the Courts of the State of Texas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Note.

11.      Jury Trial Waiver. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Note.

12.      Events of Default. The following shall constitute an “Event of Default”:

(a)	Default in Payment. The Company shall default in the payment of principal or interest on this Note or any other amount due; or

(b)

Breach of Representation or Warranty. Any of the representations or warranties made by the Company herein, in the Note Purchase Agreement or any of the other Transaction Agreements shall be false or misleading in any material respect at the time made; or

(c)

Assignment for Creditors. The Company shall (1) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (2) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

(d)	Appointment of Trustee. A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent; or

(e)

Court Control. Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company; or

(f)

Bankruptcy Proceedings. Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company.

          If an Event of Default shall have occurred, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent

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default) at the option of the Holder and in the Holder’s sole discretion, the Holder may consider this Note immediately due and payable (and the Maturity Date shall be accelerated accordingly), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and interest shall accrue on the total amount due (the “Default Amount”) on the date of the Event of Default (the “Default Date”) at the rate of 16% per annum or the maximum rate allowed by law, whichever is lower, from the Default Date until the date payment is made, and the Holder may immediately enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law.

13.      Covenants of the Company. The Company covenants and agrees that, so long as any principal of, or interest on, this Note shall remain unpaid, unless the Holder shall otherwise consent in writing, it will comply with the following terms:

(a)	Reporting Requirements. The Company will furnish to the Holder or make publicly available:

(i)

as soon as possible, and in any event within ten (10) days after obtaining knowledge of the occurrence of (A) an Event of Default, (B) an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, or (C) a material adverse change in the condition or operations, financial or otherwise, of the Company, taken as whole, the written statement of the Chief Executive Officer or the Chief Financial Officer of the Company, setting forth the details of such Event of Default, event or material adverse change;

(ii)

promptly after the commencement thereof, notice of each action, suit or proceeding before any court or other governmental authority or other regulatory body or any arbitrator as to which there is a reasonable possibility of a determination that would (A) materially impact the ability of the Company to conduct its business, (B) materially and adversely affect the business, operations or financial condition of the Company, or (C) impair the validity or enforceability of the Note or the ability of the Company to perform their obligations under the Note.

(b)

Compliance with Laws. The Company will comply, in all material respects with all applicable laws, rules, regulations and orders, except to the extent that noncompliance would not have a Material Adverse Effect upon the business, operations or financial condition of the Company taken as a whole.

(c)	Preservation of Existence. The Company will maintain and preserve its existence.

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(d)

Maintenance of Properties. The Company will maintain and preserve, all of its material properties which are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any material forfeiture or material loss thereof thereunder.

(e)

Maintenance of Insurance. The Company will maintain, with responsible and reputable insurers, insurance with respect to its properties and business, in such amounts and covering such risks, as is carried generally in accordance with sound business practice by companies in similar businesses in the same localities in which the Company is situated.

(f)

Keeping of Records and Books of Account. The Company will keep adequate records and books of account, with complete entries made in accordance with generally accepted accounting principles, reflecting all of its financial and other business transactions.

14.      Qualification. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Note, then ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Note. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Note.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized this ______ day of ________________, 2007.

ARKANOVA ENERGY CORPORATION

Per:

            Authorized Signatory

Exhibit B

WIRE INSTRUCTIONS

Pay Through:	Wachovia Bank, N.A., New York
SWIFT Code:	PNBPUS3NNYC
Fedwire ABA #:	026005092

Beneficiary Bank:	Bank of Montreal
Vancouver Main Office
First Bank Tower
595 Burrard Street
Vancouver B.C.
Canada V7X 1L7
Attention Michelle McCrorie
Tel: 604.665-7374
SWIFT Code:	BOFMCAM2

Beneficiary:	Arkanova Energy Corporation
Account Number:	0004 4629 504